CLIFFORD CHANCE LLP

Draft dated: 6 February 2014

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

AND

PORTUGAL TELECOM, SGPS, S.A.

AND

PT COMUNICAÇÕES, S.A.

AND

OI S.A.

AND

CITIBANK, N.A.

AND

CITIGROUP GLOBAL MARKETS DEUTSCHLAND AG

AND

BANQUE INTERNATIONALE À LUXEMBOURG, SOCIÉTÉ ANONYME

AND

CITICORP TRUSTEE COMPANY LIMITED

 SUPPLEMENTAL AGENCY AGREEMENT

relating to
Portugal Telecom International Finance B.V.
€750,000,000 4.125 per cent. Exchangeable Bonds due 2014

THIS AGREEMENT is made on [•]

BETWEEN:

(1)                                 PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. as issuer, having its corporate seat in Amsterdam, the Netherlands and its registered office at Naritaweg 165, 1043 BW Amsterdam (the “Issuer”);

(2)                                 PORTUGAL TELECOM, SGPS, S.A., of Av. Fontes Pereira de Melo, no. 40, 1069 - 300 Lisbon, Portugal (“PT”);

(3)                                 PT COMUNICAÇÕES, S.A., of Rua Andrade Corvo 6, 1050-009, Lisbon, Portugal (“PTC”);

(4)                                 OI S.A., of Rua do Lavradio 71, 2nd Floor, Downtown, Rio de Janeiro, State of Rio de Janeiro, Brazil as guarantor of the Bonds (the “Guarantor”);

(5)                                 CITIBANK, N.A., at its specified office at 13th Floor, Citigroup Centre, Canada Square, Canary Wharf, United Kingdom as principal paying agent (the “Principal Paying Agent”);

(6)                                 CITIGROUP GLOBAL MARKETS DEUTSCHLAND AG at its specified office at Reuterweg 16, 60323 Frankfurt am Main, Germany as principal transfer and exchange agent (the “Principal Transfer and Exchange Agent”);

(7)                                 CITIGROUP GLOBAL MARKETS DEUTSCHLAND AG at its specified office at Reuterweg 16, 60323 Frankfurt am Main, Germany as registrar (the “Registrar”);

(8)                                 CITICORP TRUSTEE COMPANY LIMITED, at its specified office at 13th Floor, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom as trustee (the “Trustee”, which expression includes any other trustee for the time being of the Trust Deed referred to below); and

(9)                                 BANQUE INTERNATIONALE À LUXEMBOURG, SOCIÉTÉ ANONYME at its specified office at 69 route d’Esch, L-2953 Luxembourg (the “Luxembourg Paying Agent”, the “Luxembourg Transfer and Exchange Agent” and the “Luxembourg Listing Agent”).

WHEREAS

(A)                               On 28 August 2007, the Issuer issued €750,000,000 4.125 per cent. Exchangeable Bonds due 2014 (the “Bonds”) in connection with which it entered into a paying, transfer and exchange agency agreement dated 28 August 2007 with, amongst others, the Principal Paying Agent (the “Agency Agreement”).

(B)                               On 1 October 2013, PT and the Guarantor signed a memorandum of understanding setting out the basis for a proposed merger, which will involve the business combination of, inter alios, PT, the Guarantor and Telemar Participações S.A. (“TmarPart”) into a single Brazilian incorporated listed entity. Upon consummation of the transactions pursuant to which PT’s operating assets are contributed to the Guarantor, including a capital increase by the Guarantor (the “Capital Increase”), (i) all of the existing liabilities and obligations of each of PT and PTC under the Keep

1

Well Agreements (as defined below) will be discharged, (ii) the Bonds will have the benefit of the Guarantee (as defined in the Trust Deed referred to below) from the Guarantor and (iii) the Exchange Rights (as defined in the Conditions) will be amended to provide that any holder exercising its Exchange Right will receive (a) from (and including) the date of the completion of the Capital Increase up to (but excluding) the date of the completion of the Business Combination (as defined below), a cash amount referable to ordinary shares of PT; and (b) from (and including) the date of completion of the Business Combination, a cash amount referable to ordinary shares of TmarPart in place of receiving ordinary shares of PT.

(C)                               The Bondholders have waived any and all of the Events of Default and Potential Events of Default that have been triggered or may be triggered by the Capital Increase and/or the Business Combination or any transaction executed as part of, or pursuant to, the Capital Increase and/or the Business Combination by an Extraordinary Resolution passed by the Bondholders on [•] 2014 (the “Extraordinary Resolution”).

(D)                               The Extraordinary Resolution, inter alia, authorised and directed the Trustee to enter into this Supplemental Agency Agreement to make the modifications contained in Clause 2 hereof. This Supplemental Agency Agreement is supplemental to the Agency Agreement.

IT IS AGREED as follows:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               Subject as otherwise provided in this Supplemental Agency Agreement and unless there is anything in the subject matter or context inconsistent therewith, all words and expressions defined in the Agency Agreement shall have the same meanings in this Supplemental Agency Agreement. In addition in this Supplemental Agency Agreement the following expressions have the following meanings:

“Business Combination” means the consummation of the merger (fusão por incorporação) of PT with and into TmarPart, with TmarPart as the surviving company. The consummation of the merger will occur at the time of the definitive registration of the merger with the Commercial Registry Office of Lisbon and with the Junta Comercial do Estado do Rio de Janeiro, following the resolution of the general meetings of shareholders of both PT and TmarPart; and

“Keep Well Agreements” mean the keep well agreement dated 28 August 2007 between the Issuer and PT and the keep well agreement dated 28 August 2007 between the Issuer and PTC, and “Keep Well Agreement” means either one of them as the context may require.

2.                                      MODIFICATIONS

2.1                               With effect on and from the date of this Supplemental Agency Agreement:

(a)                                 the Agency Agreement is modified and restated in such manner as would result in the Agency Agreement being in the form set out in Schedule A hereto; and

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(b)                                 the provisions of the Agency Agreement operating prior to this Supplemental Agency Agreement, insofar as the same would still otherwise have effect, shall, save as otherwise provided in this Supplemental Agency Agreement, cease to have effect and in lieu thereof the provisions of the Agency Agreement as so modified and restated (and being in the form set out in Schedule A hereto) shall have effect.

2.2                               The parties hereto hereby agree that (i) with effect from the Effective Time (as defined in the Trust Deed), all rights, obligations and liabilities of PTC, and (ii) with effect from the date of completion of the Business Combination, all rights, obligations and liabilities of PT, under the Agency Agreement shall be novated and assumed by the Guarantor including, but without limiting the generality of the foregoing, the obligation to pay all amounts payable by each of PT and PTC under or pursuant to the Agency Agreement accrued up to and including the date hereof but unpaid and, accordingly, with effect on and from the Effective Time, in the case of PTC, and the date of completion of the Business Combination, in the case of PT, each of PT and PTC shall cease to have all such rights, obligations and liabilities, and is hereby discharged from all such obligations and liabilities as are hereby stated to be novated and assumed by the Guarantor.

3.                                      GENERAL

3.1                               The Agency Agreement shall henceforth be read and construed in conjunction with this Supplemental Agency Agreement as one document.

3.2                               A memorandum of this Supplemental Agency Agreement shall be attached by the Principal Paying Agent to the Agency Agreement and by the Issuer, PTC, the Guarantor, PT, the Principal Transfer and Exchange Agent, the Registrar, the Trustee and by Banque Internationale à Luxembourg, Société Anonyme in its capacity as the Luxembourg Paying Agent, the Luxembourg Transfer and Exchange Agent and the Luxembourg Listing Agent on their duplicates thereof.

IN WITNESS whereof this Supplemental Agency Agreement has been executed by the parties hereto and delivered on the date first stated above.

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SIGNATORIES

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

By:

By:

PORTUGAL TELECOM, SGPS, S.A.

By:

PT COMUNICAÇÕES, S.A.

By:

OI S.A.

By:

CITIBANK N.A.

By

CITIGROUP GLOBAL MARKETS DEUTSCHLAND AG as Principal Transfer and Exchange Agent

By:	By:

CITIGROUP GLOBAL MARKETS DEUTSCHLAND AG as Registrar

By:	By:

BANQUE INTERNATIONALE À LUXEMBOURG, SOCIÉTÉ ANONYME as Luxembourg Listing Agent, Luxembourg Paying Agent and Luxembourg Transfer and Exchange Agent

By:	By:

1

CITICORP TRUSTEE COMPANY LIMITED as Trustee

By:

2

SCHEDULE A

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

and

PORTUGAL TELECOM, SGPS, S.A.

and

OI S.A.

and

CITIBANK, N.A.

and

CITIGROUP GLOBAL MARKETS DEUTSCHLAND AG

and

BANQUE INTERNATIONALE À LUXEMBOURG, SOCIÉTÉ ANONYME

and

CITICORP TRUSTEE COMPANY LIMITED

 PAYING, TRANSFER AND EXCHANGE
AGENCY AGREEMENT

relating to
Portugal Telecom International Finance B.V.
€750,000,000 4.125 per cent. Exchangeable Bonds due 2014

1

1

THIS AGREEMENT is made on [•]

BETWEEN:

(1)                                 PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. as issuer, having its corporate seat in Amsterdam, the Netherlands and its registered office at Naritaweg 165, 1043 BW Amsterdam (the “Issuer”);

(2)                                 PORTUGAL TELECOM, SGPS, S.A., of Av. Fontes Pereira de Melo, no. 40, 1069 - 300 Lisbon, Portugal (“PT”);

(3)                                 OI S.A., of Rua do Lavradio 71, 2nd Floor, Downtown, Rio de Janeiro, State of Rio de Janeiro, Brazil as guarantor of the Bonds (the “Guarantor”);

(4)                                 CITIBANK, N.A., at its specified office at 13th Floor, Citigroup Centre, Canada Square, Canary Wharf, United Kingdom as principal paying agent (the “Principal Paying Agent”);

(5)                                 CITIGROUP GLOBAL MARKETS DEUTSCHLAND AG at its specified office at Reuterweg 16, 60323 Frankfurt am Main, Germany as principal transfer and exchange agent (the “Principal Transfer and Exchange Agent”);

(6)                                 CITIGROUP GLOBAL MARKETS DEUTSCHLAND AG at its specified office at Reuterweg 16, 60323 Frankfurt am Main, Germany as registrar (the “Registrar”);

(7)                                 CITICORP TRUSTEE COMPANY LIMITED, at its specified office at 13th Floor, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom as trustee (the “Trustee”, which expression includes any other trustee for the time being of the Trust Deed referred to below); and

(8)                                 BANQUE INTERNATIONALE À LUXEMBOURG, SOCIÉTÉ ANONYME at its specified office at 69 route d’Esch, L-2953 Luxembourg (the “Luxembourg Paying Agent”, the “Luxembourg Transfer and Exchange Agent” and the “Luxembourg Listing Agent”).

WHEREAS:

(A)                               On 28 August 2007, the Issuer issued €750,000,000 4.125 per cent. Exchangeable Bonds due 2014 (the “Bonds”) which were on issue exchangeable into fully paid ordinary shares in the capital of PT having a nominal value of €0.03 each at the Closing Date (and all other (if any) shares or stock resulting from any sub-division, consolidation or re-classification of such shares, the “Ordinary Shares”).

(B)                               The Bonds are issued in registered form, in principal amounts of €50,000 and integral multiples of €1,000 in excess thereof, and are on the date hereof represented by a Global Bond.

(C)                               The Bonds are constituted by a Trust Deed dated 28 August 2007 between, amongst others, the Issuer and the Trustee as supplemented by a First Supplemental Trust Deed dated 31 January 2014 and as modified and restated by a Second Supplemental Trust Deed dated [•] 2014 (such first-mentioned trust deed as so supplemented, modified and restated and as further supplemented and/or modified and/or restated from time to time, the “Trust Deed”).

(D)                               The Bonds have the benefit of a guarantee from the Guarantor as set out in the Trust Deed. In addition, the Guarantor has covenanted and agreed for the benefit of the Trustee on behalf of the Bondholders, to take all steps possible to cause the Issuer on exercise of Exchange Rights to redeem Bonds pursuant to the Conditions for the Cash Settlement Amount, failing which, the Guarantor shall pay an amount equivalent to the Cash Settlement Amount to the Bondholder exercising such Exchange Right.

NOW IT IS HEREBY AGREED as follows:

1.                                      INTERPRETATION

1.1                               Terms defined or construed in the Trust Deed and in the Conditions shall have the same meanings in this Agreement (including the recitals) except where otherwise defined in this Agreement. Reference herein to amounts payable in respect of the Bonds shall include all redemption moneys and/or interest and any additional amounts expressed to be payable in respect thereof pursuant to the Conditions. In addition:

“Agents” means the Principal Paying Agent, the Principal Transfer and Exchange Agent, the Registrar, the Luxembourg Paying Agent, the Luxembourg Transfer and Exchange Agent, the Luxembourg Listing Agent and any other paying, transfer and exchange agent appointed pursuant to Clause 18.1 below (and “Agent” means any of them);

“Business Day” means, in relation to any place, a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets are open for business in the relevant place;

“Cash Settlement Amount” has the meaning given to it in Condition 6.1;

“Exchange Notice” means a notice of exchange substantially in the form for the time being current and which initially shall be in the form appearing in Schedule 1; and

“Transfer and Exchange Agents” means the Principal Transfer and Exchange Agent and the Luxembourg Transfer and Exchange Agent (and “Transfer and Exchange Agent” means any of them).

1.2                              Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

2.                                      APPOINTMENT

2.1                               Appointments and Duties

Each of the Issuer, the Guarantor and PT appoints the Agents as agents in respect of the Bonds in accordance with the Conditions and this Agreement at their respective specified offices referred to in the Bonds and each Agent accepts such appointment. Except in Clause 18, references to the Agents are to them acting solely through such specified offices. Each Agent shall perform the duties required of it by the Conditions. The obligations of the Agents are several and not joint. In addition to the acts specifically required pursuant to the terms of this Agreement, each of the Agents shall carry out such other acts and perform such other duties as may be necessary to give effect to the Conditions, this Agreement and the Trust Deed.

2.2                               Substituted Issuer

The Agents further agree to act in the capacity set out in Clause 2.1 for any body corporate, subject to the satisfaction of any internal KYC requirements, which for the time being is substituted as principal debtor in place of the Issuer under the Trust Deed and the Bonds and accordingly each of the Agents hereby agrees with the Trustee, the Issuer, the Guarantor and PT to act as aforesaid and to enter into any agreement supplemental hereto which in the opinion of the Trustee is necessary or desirable in the interests of Bondholders subject only to:

(a)                                 the Agents being satisfied that such body corporate has been accepted by the Trustee; and

(b)                                 such body corporate being bound by all the provisions of this Agreement in place of or in addition to the Issuer or any predecessor substituted company.

3.                                      AUTHENTICATION, ISSUE, TRANSFER AND EXCHANGE OF THE GLOBAL BOND

3.1                               The Global Bond

Immediately before issue, the Issuer shall deliver the duly executed Global Bond to the Registrar. The Registrar (or its agent on its behalf) shall authenticate the Global Bond and return it to or to the order of the Issuer for delivery to a depositary common to Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”).

3.2                               No Transfers

Subject to Clause 3.3 below, transfers of Bonds represented by the Global Bond shall be limited to transfers of all but not some of such Bonds to a depositary common to Euroclear and Clearstream, Luxembourg, to a successor of Euroclear or Clearstream, Luxembourg, or such clearing system other than Euroclear or Clearstream, Luxembourg as the Issuer or the Guarantor may designate and as approved by the Trustee (such approval not to be unreasonably withheld or delayed),

3.3                               Exchange of Interests in the Global Bond for Definitive Registered Bonds in Certain Circumstances

(a)                                 If, in accordance with the Global Bond following an exchange event described therein, Definitive Registered Bonds are to be issued in exchange for interests in the Global Bond, the Issuer shall, at least seven days before the date on which the Global Bond may be so exchanged, cause sufficient Definitive Registered Bonds to be executed and delivered to the Registrar, together with a written order for the authentication thereof.

(b)                                 In order to receive such Definitive Registered Bonds, the holder of a Global Bond must provide the Registrar with a written order containing such instructions and other information as the Issuer and the Registrar may require to complete, execute and deliver such Definitive Registered Bonds.

(c)                                  Upon receipt of the documents referred to in Clause 3.3(b), upon presentation of the Global Bond to the Principal Paying Agent, and upon the written order of the Issuer, the Registrar shall arrange, only in accordance with the terms hereof, the Conditions and the Global Bond, for the authentication and delivery to, or to the order of, the person or persons named in the order referred to in Clause 3.3(b) of a Definitive Registered Bond registered in the name or names requested by such person or persons and the Principal Paying Agent shall procure the reduction to zero of the principal amount of the beneficial interests in the Global Bond in exchange for which such Definitive Registered Bonds are issued, by annotation in the relevant Schedule thereto, accordingly. The Principal Paying Agent and the Registrar shall notify each other of the taking of action under this Clause 3.3(c) so as to ensure that the delivery of such Definitive Registered Bonds occurs (as far as practicable) simultaneously with the reduction in the principal amount of the Global Bond.

3.4                               Transfers or Exchanges of Definitive Registered Bonds

Transfers or exchanges of Definitive Registered Bonds issued following the occurrence of an exchange event shall be subject to the Transfer Regulations (as defined in Clause 13.2), the restrictions and limitations set out thereon, if any, and to such certifications, if any, as are set forth in the form of transfer attached thereto.

4.                                      PAYMENT

4.1                               Payment to the Principal Paying Agent

The Issuer (or, in default, the Guarantor) shall by 10.00 a.m. (London time) on the Business Day (in the place of the Principal Paying Agent) prior to each date on which any payment in respect of the Bonds becomes due, transfer to the Principal Paying Agent, or to its order in accordance with Clause 4.6, such amount as may be required for the purposes of such payment. The Issuer or, as the case may be, the Guarantor shall procure that the bank through which the payment to the Principal Paying Agent is to be made shall irrevocably confirm to the Principal Paying Agent by 11.00 a.m. (London time) on the second Business Day (in the place of the Principal Paying Agent) before the due date for any such payment that such payment will be made, In this Clause 4.1, the date on which a payment in respect of the Bonds becomes due means the date on which the relevant payment becomes due under the Conditions.

4.2                               Condition to Payment by Agents

The Principal Paying Agent will forthwith notify by facsimile each of the other Agents, the Trustee, the Issuer and the Guarantor if it has not by the due date for any payment due in respect of the Bonds received the full amount so payable on such date.

4.3                              Payment by Agents

Unless it has not received payment of the full amount due on such date, the Principal Paying Agent will, subject to and in accordance with the Conditions, pay or cause to be paid on behalf of the Issuer the relevant amounts due in respect of the Bonds on the due date therefor. If any payment provided for in Clause 4.1 is made late but otherwise in accordance with this Agreement, the Principal Paying Agent will nevertheless make such payments in respect of the Bonds upon receipt of the relevant funds. However, unless and until the full amount of any such payment has been made to it, the Principal Paying Agent will not be bound to make such payments. If the Principal Paying Agent pays any amounts to Bondholders or to any other Agents at a time when it has not received payment in full in respect of such Bonds (the excess of the amounts so paid over the amounts so received being the “Shortfall”), the Issuer (or, in default, the Guarantor) will, in addition to paying amounts due under Clause 4.1, pay to the Principal Paying Agent promptly interest (at a rate per annum determined by the Principal Paying Agent to represent the cost to the Principal Paying Agent of funding the Shortfall) on the Shortfall (or the unreimbursed portion thereof) until the receipt in full by the Principal Paying Agent of the Shortfall.

4.4                               Reimbursements of Agents

Subject to receipt of funds pursuant to Clause 4.1, the Principal Paying Agent shall promptly reimburse the Registrar, or any other Agent appointed pursuant to Clause 18.1, for payments in respect of the Bonds properly made by it in accordance with the Conditions and this Agreement. If the Principal Paying Agent pays out on or after the due date therefor, on the assumption that the corresponding payment by the Issuer or, as the case may be, the Guarantor has been or will be made and such payment has in fact not been so made by the Issuer or, as the case may be, the Guarantor then the Issuer or, as the case may be, the Guarantor shall on demand reimburse the Principal Paying Agent for the relevant amount, and pay interest to the Principal Paying Agent on such amount from the date on which it is paid out to the date of reimbursement at a rate per annum equal to the cost to the Principal Paying Agent of funding the amount paid out, as certified by the Principal Paying Agent, For the avoidance of doubt, no amounts will be payable by the Issuer or, as the case may be, the Guarantor in respect of interest under this Clause 4.4 to the extent that interest has already been paid or is payable under Clause 4.3 in respect of the relevant amount.

4.5                               Late Payment

If the Principal Paying Agent has not by the due date for any payment in respect of the Bonds received the full amount payable on such date but receives it later, it will forthwith inform the other Agents, the Trustee and, if requested by the Trustee, the Bondholders that the Principal Paying Agent has received such full amount.

4.6                               Method of Payment to Principal Paying Agent

All sums payable to the Principal Paying Agent hereunder will be paid in euros and in immediately available or same day funds to such account and with such bank as the Principal Paying Agent may from time to time notify to the Issuer and the Guarantor not less than seven days prior to the date of the relevant payment.

4.7                               Moneys Held by Principal Paying Agent

The Principal Paying Agent may deal with moneys paid to it under this Agreement in the same manner as other moneys paid to it as a banker by its customers except that (a) it may not exercise any lien, right of set-off or similar claim in respect of them; and (b) it shall not be liable to anyone for interest on any sums held by it under this Agreement. No money held by any Agent need be segregated except as required by law.

4.8                               No Commissions

All payments to be made by the Principal Paying Agent and/or any Agent hereunder shall be made without charging any commission or fee to the Bondholders.

4.9                               Sufficient Funds

No provision hereof shall require any Agent to expend or disburse any monies without prior receipt by it of sufficient funds to cover such expenditure or disbursement.

5.                                      REDEMPTION

5.1                               Notice of Redemption

If the Issuer intends to redeem the Bonds pursuant to Condition 7.2, it shall, at least 14 days before the latest date for publication of the notice of redemption required to be given to the Trustee and to the Bondholders, give written notice of its intention to the Principal Paying Agent stating the date on which such Bonds are to be redeemed and any period in which Condition 6.10 will apply to Bonds in respect of which the Exchange Right is exercised prior to such redemption date.

5.2                               Redemption Notice

The Principal Paying Agent shall publish the notice required in connection with such redemption. Such notice shall specify the manner in which redemption will be effected, the Optional Redemption Date, or the then current Exchange Price, the aggregate principal amount of the Bonds outstanding and the closing price of the Ordinary Shares as derived from the Relevant Stock Exchange (in each case as at the latest practicable date prior to the publication of the notice) and the last day on which the Exchange Rights may be exercised by Bondholders.

5.3                               Put Exercise Notices

Each Agent will keep a stock of notices in forms similar to that set out in the Schedule 3 (each, a “Change of Control Put Exercise Notice”) and will make them available on demand to Bondholders. At the end of any period for exercising any option in Condition 7.3, each Agent shall promptly notify the Principal Paying Agent of the principal amount of Bonds in respect of which Change of Control Put Exercise Notices have been deposited with it and will forward such Change of Control Put Exercise Notices to the Principal Paying Agent. The Principal Paying Agent shall promptly send by facsimile transmission a copy of such Change of Control Put Exercise Notice to the Issuer and notify details of the principal amount of Bonds in respect of which an option in Condition 7.3 has been exercised to the Issuer, the Guarantor, PT and the Trustee.

6.                                      EXCHANGE OF THE BONDS

6.1                               Exchange Notices

Promptly upon request from time to time, the Issuer will provide the Principal Paying Agent, the Principal Transfer and Exchange Agent, the Registrar, the Guarantor, PT and the holders of the Bonds with copies of the forms of Exchange Notice for the time being current.

6.2                               Exercise of Exchange Rights in respect of Bonds

Subject as provided herein and in the Conditions, Bondholders may exercise Exchange Rights in respect of an authorised denomination of a Bond only by delivering such Bond for redemption to the specified office of any Agent during its usual business hours, together with a duly completed and signed Exchange Notice (the form of which shall be furnished upon request to any Bondholder by any Agent) and the relevant Agent shall:

(a)                                 accept delivery on behalf of the Issuer of such Bonds and such duly completed and signed Exchange Notice; and

(b)                                 require, as a further condition precedent to an exercise of Exchange Rights by or on behalf of a Bondholder compliance by the Bondholder with any applicable fiscal or other laws or regulations as provided in the Conditions.

6.3                               Exercise of Global Bond Exchange Rights

Exchange Rights attaching to Bonds represented by the Global Bond shall be exercised in the manner set out in Clause 6.2, provided that (a) references to “Bondholders” shall be construed as references to holders of beneficial interests in the Global Bond; (b) the Global Bond shall be annotated to take account of such exchange and returned to the holder thereof; and (c) the holding of a beneficial interest in the Global Bond by an accountholder of Euroclear or Clearstream, Luxembourg or any clearing system in which the Global Bond is held at such time in respect of which exchange rights are exercised will be confirmed by the Principal Paying Agent and/or the Principal Transfer and Exchange Agent with the relevant clearing system.

6.4                               Endorsement of Exchange Notice

Upon the conditions referred to in Clause 6.2 or, as the case may be, Clause 6.3 being fulfilled, the relevant Exchange Notice shall be endorsed, and held subject to Clause 6.5, by the relevant Agent or the Registrar, as the case may be.

6.5                               Notification by Agents

Immediately upon the conditions being fulfilled in accordance with Clause 6.2, or, as the case may be, Clause 6.3, the Principal Paying Agent and/or the Principal Transfer and Exchange Agent shall despatch as soon as practicable and in any event within five days after satisfaction by the Bondholder of all conditions precedent to exchange to the Issuer, copied to the Guarantor or PT the Exchange Notice duly endorsed pursuant to Clause 6.4.

6.6                               Notification of Adjustment to Exchange Price

The Issuer shall, whenever there is an adjustment to the Exchange Price, forthwith advise the Principal Paying Agent, the Principal Transfer and Exchange Agent, the Trustee and the Registrar of both the previous and the new Exchange Price (with a brief statement of the facts requiring such adjustment) and the date as from which the new Exchange Price has become or will become effective.

6.7                              Undertakings with respect to Exchange

The Issuer and the Agents respectively undertake to comply with the Conditions with respect to exchange of the Bonds and the Guarantor undertakes in the event of failure of the Issuer to perform the same when due to be performed, procure the performance by the Issuer of its obligations under the Conditions to pay the Cash Settlement Amount to the Bondholders on the exercise of Exchange Rights in the manner prescribed in the Conditions, failing which the Guarantor will pay the Cash Settlement Amount to the Bondholders in accordance with the Conditions and the Trust Deed.

6.8                               Identification Codes

Each Exchange Notice and each facsimile transmission sent in respect of an Exchange Notice pursuant to the foregoing provisions of this Clause 6 by any Agent shall include the following heading “Portugal Telecom International Finance B.V. €750,000,000 Exchangeable Bonds due 2014”, and shall bear the lowest number previously unused by that Agent in the sequence of whole numerals starting from one and continuing in uninterrupted sequence upwards, for identification. All confirmatory or subsequent communications (regardless of the identity of the sender or the recipient thereof) with regard to such Exchange Notice shall bear the same identifying serial number.

7.                                      TRUSTEE

7.1                               Agents of the Trustee

At any time after a Potential Event of Default has occurred or after an Event of Default has occurred, the Trustee may:

(a)                                 on demand in writing to the Issuer, the Guarantor and the Agents, require the Agents, until notified by the Trustee to the contrary, so far as permitted by any applicable law:

(i)                                     to act, and the Agents shall act, thereafter as Agents of the Trustee under the Trust Deed and the Bonds on the terms of this Agreement (with such consequential amendments as necessary and except that the Trustee’s liability under any provision hereof for the indemnification, remuneration and all other out-of-pocket expenses of the Agents shall be limited to the amounts for the time being held by the Trustee in respect of the Bonds on the terms of the Trust Deed) and thereafter to hold all Bonds and all moneys, documents and records held by them in respect of Bonds to the order of the Trustee; and/or

(ii)                                  to deliver, and the Agents shall deliver, all Bonds and all moneys, documents and records held by them in respect of Bonds to the Trustee or as the Trustee directs in such notice provided that such notice shall be deemed not to apply to any documents or records which the relevant Agent is obliged not to release by any law or regulation; and

(b)                                 on demand in writing to the Issuer and the Guarantor, pursuant to Clause 2.4(b) of the Trust Deed, require them to make all subsequent payments in respect of the Bonds to or to the order of the Trustee and not to the Principal Paying Agent.

7.2                               Change of Trustee

The Issuer and the Guarantor shall forthwith notify the Principal Paying Agent of any change in the person or persons comprising the Trustee.

8.                                      CANCELLATION, DESTRUCTION AND RECORDS

8.1                               Cancellation by Agents

All Bonds which are presented or surrendered for exchange or redemption shall be cancelled by the removal of the relevant holder’s name from the Register by the Registrar. The Agent receiving such Bonds shall, if not the Principal Paying Agent, send the details required by the Principal Paying Agent for the purposes of notification pursuant to Clause 8.3 and its records pursuant to Clause 8.5 and, where appropriate, the cancelled Bonds to or to the order of the Principal Paying Agent.

8.2                               Cancellation

All Bonds which are redeemed or in respect of which Exchange Rights are exercised shall be cancelled, and (in such case) the Issuer shall forthwith send them (if in definitive form) to or to the order of the Principal Paying Agent.

8.3                               Certification of Details

The Principal Paying Agent shall within three months after the date of any such redemption, cancellation or exchange or any payment in respect of the Bonds send to the Issuer, the Guarantor and the Trustee a certificate stating (a) the aggregate principal amount of Bonds which have been redeemed, converted or cancelled or in respect of any payment made on the Global Bond or the Bonds; and (b) the certificate numbers of such Bonds.

8.4                               Destruction

Unless otherwise instructed by the Issuer, the Principal Paying Agent shall destroy or procure the destruction of the cancelled Bonds in its possession and will, upon request, send the Issuer, the Guarantor and the Trustee a certificate giving the certificate numbers of such Bonds in numerical sequence.

8.5                               Records

The Principal Paying Agent shall keep a record of the payment, redemption, replacement, cancellation and destruction of all Bonds and the redemption of Bonds for the Cash Settlement Amount. It shall make such record available at all reasonable times to the Issuer, the Guarantor and the Trustee.

9.                                      DUTIES OF THE AGENTS IN RESPECT OF TRANSFER OF BONDS

If and to the extent specified by the Conditions and in accordance therewith and the terms of this Agreement or if otherwise requested by the Issuer each Agent will:

(a)                                 receive requests for the transfer of Bonds, inform the Registrar of the aggregate principal amount of Bonds to be transferred, the name(s) and address(es) to be entered on to the Register and the place and manner of delivery of the new Definitive Registered Bond (if any), forward the deposited Bonds to the Registrar (if appropriate), and assist in the issue of a new Bond in accordance with the Transfer Regulations;

(b)                                 keep the Registrar informed of all transfers; and

(c)                                  carry out such other acts as may be necessary to give effect to the Conditions and the other provisions of this Agreement.

10.                               REPLACEMENT BONDS

10.1                        Stocks of Bonds

Following the exchange of the Global Bond for Definitive Registered Bonds, the Issuer shall cause a sufficient quantity of additional forms of Bonds to be made available, upon request by the Principal Paying Agent or the Registrar (in such capacity, the “Replacement Agent”) for the purpose of issuing replacement Bonds.

10.2                        Replacement

The Replacement Agent shall, subject to and in accordance with Condition 12 and the following provisions of this Clause, cause to be authenticated (in the ease only of replacement Bonds) and delivered any replacement Bonds which have been lost, stolen, mutilated, defaced or destroyed.

10.3                        Conditions to Replacement

The Replacement Agent shall obtain verification, in the case of an allegedly lost, stolen or destroyed Bond in respect of which the certificate number is known, that the Bond has not previously been redeemed or paid or exchanged, The Replacement Agent shall not issue a replacement Bond unless and until the applicant therefor has:

(a)                                 paid such expenses and costs as may be incurred by the Issuer or the Replacement Agent in connection with the replacement;

(b)                                 furnished it with such evidence and indemnity as the Issuer or the Replacement Agent may reasonably require; and

(c)                                  in the case of a mutilated or defaced Bond, surrendered it to the Replacement Agent.

10.4                        Cancellation

The Replacement Agent shall cancel mutilated or defaced Bonds in respect of which replacement Bonds have been issued pursuant to this Clause 10. The Replacement Agent shall furnish the Issuer with a certificate stating the serial numbers of the Bonds received by it and cancelled pursuant to this Clause and shall, unless otherwise requested by the Issuer within 14 days of receipt by the Issuer of notification of cancellation from the Replacement Agent, destroy all those Bonds and furnish the Issuer, the Guarantor and the Trustee with a certificate of destruction giving the information specified in Clause 8.4.

10.5                        Notice

The Replacement Agent shall, on issuing any replacement Bond, forthwith inform the Issuer and the other Agents of the certificate number of the replacement Bond issued and (if known) of the certificate number of the Bond in place of which the replacement Bond has been issued.

11.                               DUTIES OF THE REGISTRAR

11.1                        The Register

The Registrar shall maintain the Register which shall be kept in the Specified Office of the Registrar outside the United Kingdom in accordance with the Conditions and the Transfer Regulations. The Register shall show the amount and certificate numbers of the Bonds, and the date of issue and all subsequent transfers, exchanges, replacements, redemptions and changes of ownership in respect thereof and the names and addresses of the holders of the Bonds, The Registrar shall at all reasonable times during office hours make the Register available to the Issuer, the Guarantor, the Trustee, the Principal Paying Agent and the Principal Transfer and Exchange Agent or any person authorised by any of them for inspection and for the taking of copies thereof or extracts therefrom and the Registrar shall deliver to such persons all such lists of holders of Bonds, their addresses and holdings as they may request.

11.2                        Transfers

The Registrar will receive requests for the transfer or, pursuant to Clause 6.2, exchange of Bonds and will also receive Bonds deposited with the other Agents for transfer and effect the necessary entries in accordance with the Transfer Regulations.

11.3                        Payment

Provided that it has not received any notice from the Principal Paying Agent under Clause 4.2, the Registrar will effect payments of interest on and (upon surrender of certificates representing such Bonds) payments of principal in respect of Bonds on the due date in respect thereof.

11.4                        Miscellaneous

The Registrar will carry out such other acts as may be necessary to give effect to the Conditions and the other provisions of this Agreement.

12.                               DOCUMENTS AND FORMS FOR THE REGISTRAR

12.1                        Supply of Forms

If the Global Bond is pursuant to its provisions to be exchanged for Definitive Registered Bonds, the Issuer will deliver to the Registrar for the performance of its duties hereunder:

(a)                                 a supply of forms of duly executed Bonds sufficient to meet the Registrar’s anticipated requirements for Bonds in reasonably sufficient time for the issue of the Bonds; and

(b)                                 from time to time, so long as any Bond is outstanding, sufficient additional forms of duly executed Bonds as may be required for the performance of the Registrar’s duties,

12.2                        Safekeeping of Bonds

The Registrar shall maintain in safe custody all Bonds and forms of Bond delivered to and held by it and shall ensure that Bonds are issued only in accordance with the Conditions (including the provisions of the Global Bond) and the provisions of this Agreement.

12.3                       Information

Within seven days of any request therefor by the Issuer, the Guarantor or the Principal Paying Agent, so long as any of the Bonds is outstanding, the Registrar shall certify to the Issuer, the Guarantor and the Principal Paying Agent the number of Bonds held by it hereunder.

13.                               INFORMATION AND REGULATIONS CONCERNING THE BONDS

13.1                        Provision of Information

The Agents will give to the other Agents such further information with regard to their activities hereunder as may reasonably be required by them for the proper carrying out of their respective duties,

13.2                        Regulations

The Issuer may, subject to the Conditions, from time to time with the approval of the Agents promulgate regulations concerning the carrying out of transfers and registration of Bonds and the forms and evidence to be provided (the “Transfer Regulations”). The initial Transfer Regulations are set out in Schedule 2. The Agents agree to comply with the Transfer Regulations as the same may be amended from time to time by agreement between the Issuer, the Trustee, the Principal Paying Agent, the Principal Transfer and Exchange Agent and the Registrar.

14.                               NOTICES

14.1                        Publication

At the request and expense of the Issuer, the Principal Paying Agent shall arrange for the production and publication of all notices to Bondholders, Notices to Bondholders shall be published in accordance with the Conditions and the Global Bond having previously, unless the Trustee otherwise directs, been approved by the Trustee.

14.2                        Copies to the Trustee

The Principal Paying Agent shall promptly send to the Trustee two copies of the form of every notice to be given to Bondholders for approval and of every such notice once published.

15.                               DOCUMENTS AND FORMS

15.1                        The Issuer and/or the Guarantor shall send to the Agents:

(a)                                 sufficient copies of all documents required by the Bonds, the Conditions relating to the Bonds or any stock exchange on which the Bonds are listed from time to time to be available for issue or inspection (and the Agents shall make them so available to Bondholders);

(b)                                 at the same time as forwarding copies to the Trustee, copies of every balance sheet (consolidated, if applicable, in the case of the Guarantor), profit and loss account, report or other notice, statement or circular issued to the members or creditors (or any class of them) of the Issuer or the Guarantor in each case which are required to be delivered to the Trustee pursuant to the Trust Deed; and

(c)                                  as required, forms of proxy, together with instructions (such instructions to have been approved in writing by the Trustee) as to how to complete, deal with and record the issue of such forms (and the Agents shall make such documents available to Bondholders and perform their other functions as set out in Schedule 3 of the Trust Deed).

15.2                       The Agents agree that the documents which they shall make available for inspection shall include the documents listed in Clauses 15.1(b) and 15.1(c).

16.                               INDEMNITY

16.1                        By the Issuer and the Guarantor

The Issuer and the Guarantor shall jointly and severally indemnify each Agent against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all reasonable costs, charges and expenses paid or incurred in disputing or defending any of the foregoing) which it may properly incur or which may be made against it arising out of or in relation to or in connection with its appointment or the exercise of its functions (other than those costs and expenses which are separately agreed to be reimbursed out of the fees payable under Clause 19), except such as may result from a breach by it of this Agreement or its fraud, wilful default or bad faith or that of its officers or employees.

16.2                        By Agents

Each Agent shall severally indemnify the Issuer and the Guarantor against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all reasonable costs, charges and expenses paid or incurred in disputing or defending any of the foregoing) which the Issuer or the Guarantor may properly incur or which may be made against it as a result of a breach by that Agent of this Agreement or its fraud, wilful default or bad faith or that of its officers or employees.

16.3                        Survival

The indemnities contained in Clauses 16.1 and 16.2 shall survive the termination or expiry of this Agreement.

17.                               GENERAL

17.1                        No Agency or Trust

In acting under this Agreement, the Agents shall have no obligation towards or relationship of agency or trust with any Bondholder and need only perform the duties set out specifically in this Agreement and the Conditions and any duties necessarily incidental to them. The Agents shall have no other implied duties or obligations.

17.2                        Holder to be treated as Owner

Except as otherwise required by law, each Agent will treat the registered holder of any Bond as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it, any writing on it or its theft or loss) as provided in the Conditions and will not be liable for doing so.

17.3                        No Lien

No Agent shall exercise any lien, right of set-off or similar claim against any Bondholder in respect of moneys payable by it under this Agreement.

17.4                        Legal Advice

Each Agent may consult on any legal or other matter any legal or other professional adviser selected by it, who may be an employee of or adviser to the Issuer or the Guarantor.

17.5                       Reliance on Documents etc.

No Agent shall be liable in respect of anything done or suffered by it in reliance on a Bond or other document reasonably believed by it to be genuine and to have been signed by the proper parties or on information to which it should properly have regard and reasonably believed by it to be genuine and to have been originated by the proper parties.

17.6                        Other Relationships

Any Agent and any other person, whether or not acting for itself, may acquire, hold or dispose of any Bond or other security (or any interest therein) of the Issuer, PT, the Guarantor or any other person, may enter into or be interested in any contract or transaction with any such person and may act on, or as depositary, trustee or agent for, any committee or body of holders of securities of any such person in each case with the same rights as it would have had if that Agent were not an Agent and need not account for any profit.

17.7                        Limitations

Except as otherwise required by this Agreement, no Agent shall be under any duty to monitor compliance with U.S. federal or state securities laws or U.S. federal or state or United Kingdom or any laws of any other jurisdiction.

17.8                        No Expense

The Agents are under no obligation to perform any duties in connection with their appointment or the exercise of their functions under this Agreement where such performance or exercise of their functions may involve them incurring any expense or liability, the payment of which within a reasonable time is not in their opinion, assured to them.

17.9                        Liability

The Agents shall not be liable for any loss caused by events beyond their reasonable control including any malfunction, interruption or error in the transmission of information caused by any machine or systems or interception of communication facilities, abnormal operating conditions or events of force majeure. Subject to the final sentence of this subclause, under no circumstances will the Agents be liable to the Issuer, PT or the Guarantor, or any other party to this Agreement in contract, tort (including negligence) or otherwise in each case for any consequential, special, indirect or speculative loss or damage (including but not limited to loss of business, goodwill, opportunity or profit) which arises out of or in connection with this Agreement even if advised of the possibility of such loss or damage. Nothing in this Agreement limits or excludes a party’s liability for (a) fraud or wilful default; or (b) death or personal injury caused by that party’s negligence.

18.                               CHANGES IN AGENTS

18.1                        Appointment and Termination

The Issuer and the Guarantor may, with the prior written approval of the Trustee, at any time appoint additional or other Agents and/or terminate the appointment of any Agent by giving to the Principal Paying Agent and the Agent concerned at least 60 days’ notice to that effect, which notice shall expire at least 30 days before or after any due date for payment of any payment (of principal, interest or otherwise) in respect of any Bonds, provided that there will at all times be Agents complying with the requirements of the Conditions.

18.2                        Resignation

Any Agent may resign its appointment at any time by giving the Issuer, the Guarantor and the Principal Paying Agent at least 60 days’ notice to that effect, which notice shall expire at least 30 days before or after any due date for payment of any payment (of principal, interest or otherwise) in respect of any Bonds.

18.3                        Condition to Resignation or Termination

No resignation or (subject to Clause 18.5) termination of the appointment of the Principal Paying Agent, Principal Transfer and Exchange Agent or Registrar shall, however, take effect until a new Principal Paying Agent, Principal Transfer and Exchange Agent or Registrar (which in any case shall be a bank or trust company) has been appointed provided that in the absence of such appointment within 60 days of notice being given by such Agent of its intention to resign, such Agent shall be entitled to appoint its own replacement (in the case of a replacement Principal Paying Agent, having its specified office in London) acceptable to the Trustee. No resignation or termination of the appointment of an Agent shall take effect if as a result of such resignation or termination the proviso to Clause 18.1 would not be satisfied.

18.4                        Change of Office

If an Agent changes the address of its specified office in a city or place it shall give the Issuer, the Guarantor, the Trustee, the Principal Paying Agent and the Principal Transfer and Exchange Agent at least 60 days’ notice of the change, giving the new address and the date on which the change takes effect. An Agent may not change the address of its specified office to another city or place in another country without the prior written consent of the Issuer.

18.5                        Automatic Termination

The appointment of any Agent shall forthwith terminate if such Agent becomes incapable of acting, is adjudged bankrupt or insolvent, files a voluntary petition in bankruptcy, makes an assignment for the benefit of its creditors, consents to the appointment of a receiver, administrator or other similar official of all or a substantial part of its property or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof, or if a resolution is passed or an order made for the winding up or dissolution of the Agent, a receiver, administrator or other similar official of the Agent of all or a substantial part of its property is appointed, a court order is entered approving a petition filed by or against it under applicable bankruptcy or insolvency law or a public officer takes charge or control of the Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

18.6                        No Compensation

The termination of the appointment of an Agent under this Agreement shall not entitle the Agent to any amount by way of compensation but shall be without prejudice to any amount then accrued due.

18.7                        Delivery of Records

If the Principal Paying Agent, Principal Transfer and Exchange Agent or Registrar resigns or its appointment is terminated, it shall on the date the resignation or termination takes effect pay to the new Registrar any amount held by it for payment of the Bonds (in the case of the resignation or termination of the Registrar) and deliver to the new Principal Paying Agent, Principal Transfer and Exchange Agent or Registrar (as the case may be) the records kept by it and all (if any) Bonds held by it in its capacity as an Agent pursuant to this Agreement.

18.8                        Successor Corporations

A corporation into which an Agent is merged or converted or with which it is consolidated or which results from a merger, exchange or consolidation to which it is a party shall, to the extent permitted by applicable law, be the successor Agent under this Agreement without further formality. The Agent concerned shall forthwith notify such an event to the other parties to this Agreement.

18.9                        Notices

The Principal Paying Agent shall give Bondholders and the Trustee at least 30 days’ notice of any proposed appointment, termination, resignation or change under Clauses 18.1 to 18.4 of which it is aware, and, as soon as practicable, notice of any succession under Clause 18.8 of which it is aware. The Issuer shall give Bondholders and the Trustee, as soon as practicable, notice of any termination under Clause 18.1 or 18.5 of which it is aware.

19.                               COMMISSIONS, FEES AND EXPENSES

19.1                        Fees

The Issuer (or, in default, the Guarantor) will pay to the Principal Paying Agent on behalf of the Agents the commissions, fees and expenses in respect of the Agents’ services as separately agreed with the Principal Paying Agent.  Neither the Issuer nor the Guarantor shall be responsible as to the apportionment of such commissions, fees and expenses as between the Agents.

19.2                        Costs

The Issuer (or, in default, the Guarantor) will also pay on demand all out-of-pocket expenses (including legal, advertising and postage expenses) properly incurred by the Agents in carrying out their services together with any applicable value added tax and stamp, issue, documentary or other taxes and duties which may be payable in connection with the execution, delivery, performance or enforcement of this Agreement.

19.3                        Review and Additional Fees

The parties to this Agreement agree that, at the request of the relevant Agent, the fees and expenses payable under Clause 19.1 may be reviewed and increased from time to time in accordance with such Agent’s then current fee levels. In addition, each Agent reserves the right at any time from time to time to charge the Issuer additional fees and expenses in respect of the performance by such Agent of services hereunder in respect of any action required to be taken by any Agent in connection with the exercise by the Issuer, the Guarantor, PT or Bondholders of any call or put option, exchanges, solicitations, offers, tenders, or any other process that requires communication with the Bondholders.

19.4        No deduction or withholding

All payments by the Issuer or, as the case may be, the Guarantor, under this Clause 19 shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by any government having power to tax, unless such withholding or deduction is required by law. In that event, the Issuer or, as the case may be, the Guarantor shall pay such additional amounts as will result in receipt by the relevant Agent of such amounts as would have been received by it if no such withholding had been required.

20.          COMMUNICATIONS

20.1        Notices

Any communication, notice or demand to be given, made or served for any purposes under this Agreement shall be given, made or served by sending the same by pre-paid post (first class if inland, first class airmail if overseas), facsimile transmission or by delivering it by hand as follows:

in the case of the Issuer at:

[Address:	Portugal Telecom International Finance B.V.
Naritaweg 165
1043 BW Amsterdam
The Netherlands

Fax no.:	+31 206 730 016
Attention:	Ilaria de Lucia

with a copy to the Guarantor

in the case of the Guarantor at:

Address:	Oi S.A.
2nd Floor, Rua do Lavradio 71
Downtown, Rio de Janeiro
State of Rio de Janeiro
Brazil

Fax no.:	[•]
Attention:	[•]

in the case of PT at:

Address:	Portugal Telecom, SGPS S.A.

Av. Fontes Pereira de Melo
no. 40, 1069 – 300
Lisbon, Portugal

Fax no.:	+351 21 500 1615
Attention:	Finance Director

in the case of the Principal Paying Agent, to it at:

Address:	Citibank NA

13th Floor
Citigroup Centre
Canada Square
Canary Wharf
London EI4 5LB

Fax no.:	+353 1622 2210
Attention:	Agency & Trust

in the case of the Principal Transfer and Exchange Agent, to it at:

Address:	Citigroup Global Markets Deutschland AG
Reuterweg 16
60323 Frankfurt am Main
Germany

Fax no.:	+49 69 1366 1429
Attention:	Agency & Trust

in the case of the Trustee, to it at:

Address:	Citicorp Trustee Company Limited
13th Floor
Citigroup Centre
Canada Square
Canary Wharf
London E14 5LB

Fax no.:	+44 (0) 20 7500 5877
Attention:	Agency & Trust

in the case of the Registrar, to it at:

Address:	Citigroup Global Markets Deutschland AG
Reuterweg 16
60323 Frankfurt am Main
Germany

Fax no.:	+49 69 1366 1429
Attention:	Agency & Trust

in the case of the Luxembourg Listing Agent, to it at:

Address:	Banque Internationale à Luxembourg, société anonyme
69, Route d’Esch
L-2953 Luxembourg

Fax no:	00 352 45 90 (45 49/42 27)
Attention:	New Issues - Transactional Execution Group](1)

or to such other address or facsimile number or attention details as shall have been notified (in accordance with this Clause 20) to the other parties hereto and any communication, notice or demand sent by post as aforesaid shall be deemed to have been given, made or served three business days in the case of inland post or seven business days in the case of overseas post after despatch and any communication, notice or demand sent by facsimile transmission as aforesaid shall be deemed to have been given, made or served at the time of despatch unless sent outside normal business hours of the recipient in which case it shall be deemed to have been given, made or served at the commencement of business on the business day next following the day of despatch provided that in the case of a communication, notice or demand given by facsimile transmission such notice or demand shall forthwith be confirmed by post.

20.2        Notices through Principal Paying Agent

All communications relating to this Agreement between (a) the Issuer, the Guarantor, PT, the Trustee or the Registrar; and (b) any of the Agents themselves shall be made (except where otherwise expressly provided) through the Principal Paying Agent.

21.          GOVERNING LAW AND JURISDICTION

21.1        Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

21.2        Jurisdiction

The Registrar irrevocably agrees for the benefit of the Issuer, the Guarantor, PT, the Trustee, the Principal Paying Agent and the Principal Transfer and Exchange Agent and the Issuer, the Guarantor and PT irrevocably agree for the benefit of the Trustee and the Agents that the courts of England are to have jurisdiction to settle any dispute which may arise out of or in connection with this Agreement and that accordingly any suit, action or proceedings arising out of or in connection with this Agreement (together referred to as “Proceedings”) may be brought in the courts of England. Each of the Issuer, the Guarantor, PT and the Agents irrevocably waives any objection which it may have now or hereafter to the laying of the venue of any Proceedings in the courts of England and any claim that any Proceedings have been brought in an inconvenient forum and further irrevocably agrees that a judgment in any Proceedings brought in the courts of England shall be conclusive and binding upon the Issuer, the

(1)   Contact details to be confirmed.

Guarantor, PT and such Agent and may be enforced in the courts of any other jurisdiction. Nothing contained in this Clause shall limit any right to take Proceedings against the Issuer, the Guarantor, PT and the Agents in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

21.3        Service of Process(2)

Each of the Issuer, the Guarantor and PT irrevocably appoints Clifford Chance Secretaries Limited at its registered office at 10 Upper Bank Street, London El4 5JJ as its authorised agent for service of process in England in relation to Proceedings and undertakes that, in the event of Clifford Chance Secretaries Limited ceasing so to act or ceasing to be registered in England, the Issuer and the Guarantor will appoint another person, as its agent for service of process in England in respect of any Proceedings. Nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.

22.          COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

23.          AMENDMENTS

This Agreement may be amended by all of the parties, without the consent of any Bondholder, for the purpose of clarifying any ambiguity or of clarifying, correcting or supplementing any defective provision contained in this Agreement or in any manner which the parties may mutually deem necessary or desirable and which shall not be inconsistent with the Conditions and shall not, in the opinion of the Trustee, be materially prejudicial to the interests of the Bondholders.

24.          POWER OF ATTORNEY

If any of the Issuer, the Guarantor or PT is represented by an attorney or attorneys in connection with the signing and/or execution and/or delivery of this Agreement or any agreement or document referred to herein or made pursuant hereto and the relevant power or powers of attorney is or are expressed to be governed by the laws of the Netherlands, Portugal or the Federative Republic of Brazil (as the case may be) it is hereby expressly acknowledged and accepted by the other parties hereto that such laws shall govern the existence and extent of such attorney’s or attorneys’ authority and the effects of the exercise thereof.

IN WITNESS whereof this Agreement has been entered into on the date stated at the beginning.

(2)   Details of parties to be updated with agent for service.

SCHEDULE 1

FORM OF EXCHANGE NOTICE

Portugal Telecom International Finance B.V.

€750,000,000 4.125 per cent. Exchangeable Bonds due 2014

(Please read the Notes overleaf before completing this Notice)

Name:	Date:

Address:

Euroclear/Clearstream Luxembourg Account No:

Telephone No.:

Fax No.:

Signature*:

* Where the Bonds in respect of which this Exchange Notice is given are evidenced by a Global Bond, the Exchange Notice need not be signed. In such a case, delivery of the Exchange Notice will constitute confirmation by the beneficial owner of interests in the Bonds to be exchanged that the information and the representations in the Exchange Notice are true and accurate on the date of delivery.

To:          Citigroup Global Markets Deutschland AG [Insert name of any other relevant Transfer and Exchange Agent] (the “Transfer and Exchange Agent”)

Citibank, N.A. as principal paying agent (the “Principal Paying Agent”)

cc:           Portugal Telecom International Finance B.V. (the “Issuer”)

Oi S.A. (the “Guarantor”)

I/We, being the holder(s) of the Bond(s)/interest in the Global Bond [please delete as applicable] specified below, hereby irrevocably elect to redeem the principal amount of such Bonds as specified below of which I/we am/are the holders(s) or in which I/we have an interest (as specified below) in accordance with the Conditions of the Bonds (the “Conditions”) for the Cash Settlement Amount.

1.             Total principal amount and, where applicable, the Certificate numbers of Bonds to which this notice applies:

Bonds:

Global Bond:

Total principal amount (must be a multiple of €50,000 and integral multiples of €l,000 in excess thereof:

Certificate numbers of Definitive Registered Bonds (if relevant)**:

N.B. If necessary, the Certificate numbers of Bonds can be attached separately.

**           Not required for Bonds evidenced by the Global Bond

2.             I/We hereby request that the Cash Settlement Amount to be delivered in pursuance of this Exchange Notice be credited to the account details of the financial intermediary at [•] which are set out below and any payment of interest required to be made pursuant to Condition 8.2 of the Bonds be transferred to the euro account details in respect of which are given below:

[•]:

Member Account ID:

Name:

Address:

Account no.:

Account name:

Bank:

Branch:

Sort Code:

3.             The relevant Certificate in respect of Bonds converted hereby accompanies this Exchange Notice**

4.             I/we hereby further represent and agree that I/we or the person(s) who has/have a beneficial interest in such Bond(s) am/is/are in compliance with all applicable fiscal or other laws and regulations as provided in the Conditions.

5.             I/we hereby acknowledge that the Issuer, the Guarantor, the Agents, the Trustee and their respective affiliates and others will rely upon the truth and accuracy of the foregoing representations and agreements.

Dated:	Signature:

PRINT NAME(S)

Notes

(i)            This Exchange Notice will be void unless the introductory details and Sections 1, 2 and 3 are duly completed and Sections 4 and 5 are complied with.

(ii)           Your attention is drawn to Condition 6 of the Bonds with respect to the conditions relating to exchange.

(iii)          If a retroactive adjustment of the Exchange Price contemplated by the Conditions is required in respect of an exchange of the Bonds, an additional cash amount pursuant to such retroactive adjustment will be paid in the same manner as a cash amount previously paid pursuant to this Exchange Notice.

(iv)          This Exchange Notice may be completed by or on behalf of an accountholder of Euroclear or Clearstream, Luxembourg or any clearing system in which the relevant Bond is held at such time which has an interest in such Bond.

(v)           The holding of an interest in a Bond by an accountholder of Euroclear or Clearstream, Luxembourg or any clearing system in which the relevant Bond is held in respect of which Exchange Rights are being exercised will be confirmed by the Principal Paying Agent and/or the Principal Transfer and Exchange Agent with the relevant clearing system.

(vi)          Terms used in this Exchange Notice and not otherwise defined have the meanings set forth in the Trust Deed, dated 28 August 2007 as supplemented by a First Supplemental Trust Deed dated [•] 2014 and as modified and restated by a Second Supplemental Trust Deed dated [•] 2014, among, inter alios, the Issuer, the Guarantor and Citicorp Trustee Company Limited as Trustee.

For Principal Paying Agent’s and/or Principal Transfer and Exchange Agent’s use only:

1.

1.1          Bond exchange identification reference: [•]

1.2          Date of delivery of Exchange Notice to Principal Paying Agent and/or Principal Transfer and Exchange Agent:

1.3          Exchange Date: (to be filled in by Principal Paying Agent and/or the Principal Transfer and Exchange Agent):

2.

2.1          Aggregate principal amount of Bonds in respect of which certificates have been deposited for exchange/represented by the Global Bond** being converted:

2.2          Exchange Price on Exchange Date:

2.3          Cash Settlement Amount:                    (disregard fractions)

3.

3.1          Details of account to which the Cash Settlement Amount is to be paid:

[•]:

Member Account ID:

Name:

Address:

N.B. The Principal Paying Agent and/or the Principal Transfer and Exchange Agent must complete items 1, 2 and 3.

*Specify in whose name the balance of the Certificate (if any) is to be registered and where it is to be delivered.

** Delete as appropriate,

SCHEDULE 2

REGULATIONS CONCERNING THE TRANSFER AND
REGISTRATION OF BONDS

1.                                      Each Bond shall be in the amount of €50,000 and integral multiples of €1,000 in excess thereof (an “authorised denomination”).

2.                                      The Bonds are transferable by execution of the form of transfer endorsed thereon under the hand of the transferor or, where the transferor is a corporation, under its common seal or under the hand of two of its officers duly authorised in writing. In this schedule “transferor” shall where the context permits or requires include joint transferors and be construed accordingly.

3.                                      The Bond to be transferred must be delivered for registration to the specified office of the Registrar accompanied by such other evidence as the Registrar may reasonably require to prove the title of the transferor or his right to transfer the Bond and his identity and, if the form of transfer is executed by some other person on his behalf or in the case of the execution of a form of transfer on behalf of a corporation by its officers, the authority of that person or those persons to do so. The Registrar may seek similar evidence as to title and authority (where necessary) in respect of an Exchange Notice.  The signature of the person effecting a transfer of a Bond shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar or the relevant Agent may require.

4.                                      The executors or administrators of a deceased holder of Bonds (not being one of several joint holders) and in the case of the death of one or more of joint holders the survivor or survivors of such joint holders shall be the only persons recognised by the Issuer as having any title to such Bonds.

5.                                      Any person becoming entitled to Bonds in consequence of the death or bankruptcy of the holder of such Bonds may, upon producing such evidence that he holds the position in respect of which he proposes to act under this paragraph or of his title as the Issuer and the Registrar shall require (including legal opinions), be registered himself as the holder of such Bonds or, subject to the preceding paragraphs as to transfer, may transfer such Bonds. The Issuer and the Registrar may retain any amount payable upon the Bonds to which any person is so entitled until such person shall be so registered or shall duly transfer the Bonds.

6.                                      Unless otherwise requested by him and agreed by the Issuer, the holder of Bonds shall be entitled to receive only one Bond in respect of his holding.

7.                                      The joint holders of a Bond shall be entitled to one Bond only in respect of their joint holding which shall, except where they otherwise direct, be delivered to the joint holder whose name appears first in the register of the holders of Bonds in respect of the joint holding.

8.                                      None of the Issuer, the Guarantor or the Registrar shall, save in the case of the issue of replacement Bonds, make any charge to the holders for the registration of any holding of Bonds or any transfer of Bonds or for the issue of any Bonds or for the delivery of Bonds at the specified office of the Registrar or by uninsured post to the address specified by the holder. If any holder entitled to receive a Bond wishes to have it delivered to him otherwise than at the specified office of the Registrar, such delivery shall be made in accordance with the Conditions.

SCHEDULE 3

FORM OF CHANGE OF CONTROL PUT EXERCISE NOTICE

Portugal Telecom International Finance B.V.

€750,000,000 4.125 per cent. Exchangeable Bonds due 2014

By depositing this duly completed Notice with an Agent for the Bonds the undersigned holder** of such of the Bonds as are presented with this Notice and referred to below/of a beneficial interest in such principal amount of the Global Bond as is referred to below irrevocably exercises its option under Condition 7.3 of the Bonds.

1.                                      This Notice relates to Bonds in the aggregate principal amount of €[•]*

2.                                      The identifying certificate numbers of such Bonds are as follows**:

Delivery of the Change of Control Put Exercise Notice will constitute confirmation by the holder of interests in the Bonds that the information, the representations, directions and authorisations in the Change of Control Put Exercise Notice are true and accurate on the date of delivery. Capitalised terms used but not defined herein shall have the meanings given to them in the terms and conditions of the Bonds (the “Conditions”) and the Trust Deed dated 28 August 2007 as supplemented by a First Supplemental Trust Deed dated [•] 2014 and as modified and restated by a Second Supplemental Trust Deed dated [•] 2014 between, inter alios, the Issuer, the Guarantor and the Trustee.

3.                                      Payment Instructions

Please make payment in respect of the above Bonds as follows:

(a)                                 *by [currency] cheque drawn on a bank in [the principal financial centre of the currency] and mailed to the *[above address/address of the holder appearing in the Register].

(b)                                 *by transfer to the following [currency] account:

Account no.:

Account name:

Bank:

Branch:

Sort Code:

*Delete as appropriate

Dated:

Signature:

PRINT NAME(S)

To be completed by the Principal Paying, Transfer and Exchange Agent

1.                                      Date of Delivery of Change of Control Put Exercise Notice:

Notes

(a)                                 The Principal Paying, Transfer and Exchange Agency Agreement provides that Bonds so returned will be sent by post, uninsured and at the risk of the Bondholder.

(b)                                 This Change of Control Put Exercise Notice is not valid unless all of the paragraphs requiring completion are duly completed.

(c)                                  The Principal Paying Agent with whom Bonds are deposited will not in any circumstances be liable to the depositing Bondholder or any other person for any loss or damage arising from any act, default or omission of the Principal Paying Agent in relation to such Bonds or any of them unless the loss or damage was caused by the fraud or gross negligence of the Principal Paying Agent or its officers or employees.

* must be an authorised denomination.

** not required for Bonds represented by Global Bond.

*** where the Bonds are represented by a Global Bond, this notice need not be signed. In such a case, delivery of this notice will constitute confirmation by the beneficial owner of the relevant Bonds that the information in this notice is true and accurate on the date of delivery.

Dated:	Signature***

Name:

[To be completed by recipient Agent]

Received by:

[Signature and stamp of Agent]

At its office at:

On: